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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (date of earliest event reported): October 10, 2001


                                STERICYCLE, INC.
             (Exact name of registrant as specified in its charter)


        Delaware                     0-21229                  36-3640402
 (State or other juris-         (Commission file             (IRS employer
diction of incorporation)            number)            identification number)


                             28161 North Keith Drive
                           Lake Forest, Illinois 60045
                    (Address of principal executive offices)


              Registrant's telephone number, including area code:
                                 (847) 367-5910
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ITEM 5. OTHER EVENTS

     On October 10, 2001, Stericycle, Inc. (the "Company") completed the refinancing of its senior secured credit facility to increase the Company's revolving credit facility and extend its maturity, reallocate the term loan A and B components of the facility and extend their maturities, and reduce the interest rates that the Company is charged.

     Pursuant to an amendment and restatement, dated as of October 5, 2001, of the Company's existing credit agreement, the Company increased its revolving credit facility from $50.0 million to $80.0 million and extended its maturity from November 11, 2005 to September 30, 2006. The Company also reallocated the term loan components of the credit facility, increasing the lower-interest Term A component from $75.0 million to $100.0 million and extending its maturity from November 11, 2005 to September 30, 2006, and reducing the higher-interest Term B component from $150.0 million to $75.0 million and extending its maturity from November 10, 2006 to September 30, 2007.

     The refinancing of the Company's senior secured credit facility also reduced the interest rates that the Company is charged by reducing the applicable margin added to the relevant interest rate. The Company's borrowings continue to bear interest at fluctuating interest rates determined, at the Company's election in advance for any quarterly or other applicable interest period, by reference to (i) a "base rate" (the higher of the reference rate at Bank of America, N.A. or 0.5% above the rate on overnight federal funds transactions) or (ii) the London Interbank Offered Rate, plus, in either case, the applicable margin within the relevant range of margins provided in the amended and restated credit agreement. The applicable margin is based upon the Company's leverage ratio.

     The Company entered into the amendment and restatement with various financial institutions as the participating lenders and with Bank of America, N.A., as the administrative agent for the lenders, Banc of America Securities LLC, as the lead arranger and book manager, Credit Suisse First Boston and UBS Warburg LLC, as the co-syndication agents, and Fleet National Bank, as the documentation agent.

     A copy of the amendment and restatement of the credit agreement is filed as an exhibit to this Report. A copy of the Company's press release on October 10, 2001 announcing the transaction is also filed as exhibit to this Report.

     (c) Exhibits

     The following exhibits are filed with this Report:

Exhibit No.                       Description

   10.1 Amended and Restated Credit Agreement, dated as of October 5, 2001, among Stericycle, Inc., as the borrower, Various Financial Institutions and Other Persons from time to time parties hereto, as the lenders, Bank of America, N.A., as the administrative agent for the lenders, Banc of America Securities LLC, as the lead arranger and the book manager, Credit Suisse First Boston, as the co-syndication agent, UBS Warburg LLC, as the co-syndication agent, and Fleet National Bank, as the documentation agent (annexes, schedules and exhibits omitted).

   99         Press release dated October 10, 2001 issued by Stericycle, Inc.



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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Date:  October 15, 2001.

                               STERICYCLE, INC.

                               By   /s/ Frank J.M. ten Brink
                                  ------------------------------------------
                                    Frank J.M. ten Brink
                                    Executive Vice President and
                                     Chief Financial Officer